SEABOARD CORPORATION

                      9000 West 67th Street
                  Shawnee Mission, Kansas 66202

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         APRIL 29, 2002



   Notice is hereby given that the 2002 Annual Meeting of Stockholders of Seaboard Corporation, a Delaware corporation, will be held at the Sheraton Newton Hotel, 320 Washington Street, Newton, Massachusetts, on Monday, the 29th day of April, 2002, at 10 o'clock in the forenoon for the following purposes:

   1.    To elect five Directors of the Company.

   2. To consider and act upon the selection of KPMG LLP as independent auditors of the Company.

   3. To transact any other business which may properly come before the meeting, or any adjournment thereof.

   The  close  of  business on Monday, March 4,  2002,  has  been fixed  as  the  record  date  for determination  of  stockholders
entitled  to notice of, and to vote at, the Annual Meeting.   The
books for the transfer of stock will not be closed.

   If  you  do not expect to be present personally at the  Annual
Meeting, please sign, date and return the enclosed proxy in the enclosed addressed envelope.


                              By    order   of   the   Board   of
                              Directors,



                              MARSHALL L. TUTUN, Secretary

March 12, 2002


                      SEABOARD CORPORATION
                      9000 West 67th Street
                 Shawnee Mission, Kansas  66202

                         PROXY STATEMENT
                 ANNUAL MEETING OF STOCKHOLDERS
                         APRIL 29, 2002

                                                   March 12, 2002

  This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders of Seaboard Corporation (the "Company") to be held on April 29, 2002, and at any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting.
  The close of business on Monday, March 4, 2002, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, and at any adjournment thereof.
  This Proxy Statement is first being sent to stockholders on or about March 25, 2002. The consolidated financial statements of the Company for the fiscal year ended December 31, 2001, together with corresponding consolidated financial statements for the fiscal year ended December 31, 2000, are contained in the Annual Report which is mailed to stockholders herewith.
  Proxies in the form enclosed are solicited by the Board of Directors of the Company. Any stockholder giving a proxy in the enclosed form has the power to revoke it at any time before it is exercised. A stockholder's right to revoke his or her proxy is not limited by, or subject to, compliance with any specified formal procedure. He or she may revoke his or her proxy by delivering a written revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.
A proxy in such form, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the direction of the stockholder. Where a choice is not so specified, the shares represented by the proxy will be voted "for" the election of the nominees for Director listed herein and "for" ratification of the selection of KPMG LLP as independent auditors of the Company. The Board of Directors does not know of any matters which will be brought before the meeting other than those specifically set forth in the Notice of Annual Meeting. However, if any other matter properly comes before the meeting, it is intended that the persons named in the enclosed form of proxy, or their substitutes acting there under, will vote on such matter in accordance with their best judgment.
  Votes cast at the Annual Meeting will be tabulated by persons duly appointed to act as inspectors of election for the Annual Meeting. The inspectors of election will treat shares represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors of election will treat shares of stock represented by "broker non-votes" as present for purposes of determining a quorum. Broker non-votes are proxies with respect to shares held in record name by brokers or nominees, as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves in such capacity, and (iii) the record holder has indicated on the proxy card or otherwise notified the Company that it does not have authority to vote such shares on that matter.
  A favorable plurality of votes cast is necessary to elect members of the Board of Directors. Accordingly, abstentions or broker non-votes as to the election of Directors will not affect the election of the candidates receiving the plurality of votes.
  The remaining proposals set forth herein require the affirmative vote of the majority of the shares present. Shares represented by broker non-votes as to such matters are treated as not being present for the purposes of such matters, while abstentions as to such matters are treated as being present but not voting in the affirmative. Accordingly, the effect of broker non-votes is only to reduce the number of shares considered to be present for the consideration of such matters, while abstentions will have the same effect as votes against the matter.
  The Company will bear all expenses in connection with the solicitation of proxies, including preparing, assembling, and mailing of the Proxy Statement.
  The Company had 1,487,519.75 shares of Common Stock, $1.00 par value, outstanding and entitled to vote as of March 4, 2002. A majority, or 743,760 of such shares, constitutes a quorum for the Annual Meeting.


                        PRINCIPAL STOCKHOLDERS

  The following table sets forth the number of shares of the Company's Common Stock beneficially owned by stockholders owning more than five percent of such Common Stock as of January 31, 2002. Unless otherwise indicated, all beneficial ownership consists of sole voting and sole investment power.

   Name and Address                                     Percent
   of Beneficial Owner            Amount of Stock       of Class

   Seaboard Flour Corporation(1)    1,120,511.75           75.3
   822 Boylston Street
   Suite 301
   Chestnut Hill, MA 02467

   Dimensional Fund Advisors Inc.(2)  106,810.00            7.2
   1299 Ocean Avenue
   11th Floor
   Santa Monica, CA 90401

(1) Mr. H. Harry Bresky, President and Chief Executive Officer of the Company, and other members of the Bresky family, including trusts created for their benefit, have beneficial ownership of 213,728.83 shares, or 99.5%, of the Common Stock of Seaboard Flour Corporation. Such family members in addition have beneficial ownership of a total of 34,015 shares, or 2.3%, of the Company's Common Stock which is not included in the amount owned by Seaboard Flour Corporation. Because of such ownership of Common Stock of Seaboard Flour Corporation by the Bresky family, Mr. H. Harry Bresky may be deemed to have indirect beneficial ownership of the Common Stock of the Company held by Seaboard Flour Corporation.

(2) Beneficial ownership by Dimensional Fund Advisors Inc. ("Dimensional") is based on a Schedule 13G that was filed with the Securities and Exchange Commission on February 12, 2002. According to the Schedule 13G, Dimensional furnishes investment advice to four investment companies and serves as investment manager to certain other trusts and accounts which own these securities. Dimensional disclaims beneficial ownership of these securities.


                 ITEM 1:  ELECTION OF DIRECTORS

  The  Board  of  Directors has fixed the number of directors  at five.  Unless otherwise specified, proxies will be voted in favor of the election as Directors of the following five persons for  a term  of  one  year and until their successors  are  elected  and
qualified.   All nominees are currently Directors. Mr.  H.  Harry
Bresky has served as a Director continuously since 1959, and  was reelected by the stockholders at the last annual meeting.  Mr. H.
Harry  Bresky is the father of Mr. Steven J. Bresky.  Mr. Joe  E.
Rodrigues  has served as a Director since 1990 and was re-elected by  the  stockholders at the last annual meeting.  Mr. Thomas  J.
Shields has served as a Director since 1992 and was re-elected by
the  stockholders  at  the last annual  meeting.   Mr.  David  A.
Adamsen  has served as Director since 1995 and was re-elected  by
the  stockholders  at  the last annual meeting.   Mr.  Baena  has
served as Director since February 2001 and was re-elected by  the
stockholders   at  the  last  annual  meeting.   There   are   no
arrangements or understandings between any nominee and any  other
person  pursuant  to  which such nominee was  nominated.   As  of
January 31, 2002, the five nominees beneficially owned securities of the Company in the amounts shown:
                                                         Amount of Stock (1)
                                                          Common     Percent
  Name             Principal Occupations and Positions     Stock     of Class

H. Harry Bresky    Director, Chairman of the Board,      5,611 (2)     0.377
   Age 76          President  and Chief Executive
                   Officer, Seaboard Corporation;
                   President, Treasurer and Director,
                   Seaboard Flour Corporation.

Joe E. Rodrigues   Director (since 1990); Former             200         0.013
    Age 65         Executive VicePresident and
                   Treasurer (retired February 2001),
                   Seaboard Corporation.

Thomas  J. Shields Director and Chairman of Audit             39         0.003
   Age 54          Committee (since 1992), Seaboard
                   Corporation; President (since  1991),
                   Shields  & Company, Inc., investment
                   banking firm; Director (since 1999),
                   Clean Harbors Environmental Services,
                   Inc., environmental services company;
                   Director (since 1997), B.J.'s Wholesale
                   Club,  Inc., warehouse merchandising
                   company; Director (since 1996), Versar,
                   Inc., environmental consulting company.

David  A.  Adamsen Director and Member of Audit Committee     20         0.001
    Age 50         (since 1995), Seaboard Corporation;
                   Vice President-Group General Manager,
                   Southeast Region (since 2001),
                   Vice President - Sales and Marketing,
                   Northeast Region (1999-2001), Vice
                   President of Special Projects (1998-
                   1999), Dean Foods Company, dairy
                   specialty-food processor and distributor;
                   Vice President-Manufacturing (1994-1998),
                   The Penn Traffic Co., retail and
                   wholesale food distribution company.

Douglas  W.  Baena Director and Member of Audit Committee    100         0.007
   Age 59          (since February 2001), Seaboard
                   Corporation; Chief Executive Officer
                   (since 1997), CreditAmerica Inc.,
                   venture capital company;
                   Chief Executive Officer (1999-2001),
                   Ameristar Capital Corporation,
                   financial  services company;
                   Chief Executive Officer (1994-1997),
                   Mako Marine International,
                   manufacturing company.

Beneficial ownership of all Directors and executive
officers as agroup (11 individuals).                       8,813 (3)     0.592


(1)The number of shares shown in this table does not include indirect beneficial ownership of Common Stock of the Company attributable to Mr. H. Harry Bresky's ownership of Seaboard Flour Corporation stock as more fully described under the Principal Stockholders section herein. 101,785.25 shares of Seaboard Flour Corporation stock are held in various Trusts for the benefit of Mr. Bresky's spouse and/or issue. Except for certain annuities to be received from certain of the Trusts, Mr. Bresky disclaims any beneficial ownership of these shares.
(2)These shares exclude 5,285 shares (0.4% of the class) held by Mr. H. Harry Bresky's wife, and annuities to be received by her from certain of the trusts referred to in (1) above, as to which Mr. Bresky disclaims any beneficial ownership.
(3)In addition to the ownership of shares by the individuals shown in this table, these shares include 2,538 shares (0.2% of class) owned by Mr. Steven J. Bresky and 250 shares (0.02% of class) owned by Mr. Robert L. Steer and 55 shares (0.00% of class) owned by Mr. John Lynch. No other executive officer named in the Executive Compensation and Other Information section herein owns any shares.

  In case any person or persons named herein for election as Directors are not available for election at the Annual Meeting, proxies may be voted for a substitute nominee or nominees, as well as for the balance of those named herein. Management has no reason to believe that any of the nominees for the election as Director will be unavailable.


        COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors held eight meetings in fiscal 2001, six of which were telephonic meetings. Other actions of the Board of Directors were taken by unanimous written consent as needed. The Audit Committee held four meetings in fiscal 2001, three of which were telephonic meetings. Each Director attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served. The Company has no nominating or compensation committee.

  Each non-employee Director receives $7,500 quarterly and an additional $2,000 per meeting of the Audit Committee of the Board
(excluding telephonic meetings).


                     AUDIT COMMITTEE REPORT

  The Audit Committee of the Company is comprised of three independent directors, as defined by the American Stock Exchange, and operates under a written charter adopted by the Board of Directors.

  The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2001 with management and with the independent auditors, including matters required to be
discussed   by   Statement   on  Auditing   Standards   No.   61,
"Communication with Audit Committees," as amended.

  The Audit Committee has reviewed the independent auditors' fees for audit and non-audit services for fiscal year 2001. The Audit Committee considered whether such non-audit services are compatible with maintaining independent auditor independence and has concluded that they are compatible at this time. Such fees were $882,602 for audit, $9,338 for financial information design and implementation, and $376,843 for all other, including $233,974 for non-audit services and $142,869 for audit related services. Non-audit services consisted primarily of tax compliance and related tax services.

  The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as amended, and have discussed with the independent auditors their independence. The Audit Committee has concluded that the independent auditors currently meet applicable independence standards.

  Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

  The foregoing has been furnished by the Audit Committee:

                         Thomas J. Shields (chair)
                         David A. Adamsen
                         Douglas W. Baena


          EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The following table shows all compensation earned, during the fiscal years indicated, by the Chief Executive Officer and the four other highest paid executive officers of the Company (the "Named Executive Officers") for such period in all capacities in which they have served:

                            SUMMARY COMPENSATION TABLE
                               Annual Compensation

Name                                                Other (3)        (4)
and                               (1)       (2)      Annual        All Other
Principal                       Salary    Bonus  Compensation   Compensation
Position                  Year    ($)       ($)       ($)            ($)

H. Harry Bresky           2001  800,000  800,000    27,053         14,948
President                 2000  700,000  600,000    30,900          5,100
Chief  Executive  Officer 1999  650,000  500,000    49,228          4,800

Steven    J.   Bresky     2001  345,539  300,000         -         15,796
Senior  Vice  President,  2000  326,212  200,000     8,616          5,100
International  Operations 1999  274,020  150,000    15,017          4,800

Robert    L.   Steer      2001  344,577  300,000         -         16,517
Senior  Vice  President,  2000  302,654  225,000     9,410          5,100
Treasurer and             1999  251,692  200,000    12,385          4,800
Chief Financial Officer

John Lynch                2001  335,677  200,000    32,534          5,100
President,  Seaboard      2000  321,638  150,000    35,750          5,100
Marine Ltd.               1999  269,700  100,000    10,003          4,800

Rodney  K.  Brenneman (5) 2001  249,583  200,000     5,810          5,100
President,  Seaboard      2000  202,410  125,000     5,043          5,100
Farms, Inc.               1999  184,149   75,000     4,365          4,800

(1)Salary  includes amounts deferred at the  election  of  the
   Named Executive Officers under the Company's 401(k) retirement savings plan and, for 2001, under the Company's Investment Option Plan described herein.
(2)Reflects bonus earned for each fiscal year presented.   For
   2001 and 2000, amounts include compensation reduced at the election of the Named Executive Officers under the Company's Investment Option Plan described herein. For 1999, includes amount of Mr. H. Harry Bresky's bonus deferred under the Executive Deferred Compensation Plan described herein.
(3)Other Annual Compensation earned represents benefits  under the Supplemental Executive Benefit Plan described herein. For J. Lynch in 2001 and 2000, amount includes $17,449 and $23,205, respectively, for imputed taxable interest on an employee loan described herein.
(4)All Other Compensation represents the Company contributions to the Company's 401(k) retirement savings plan and, for 2001, Investment Option Plan on behalf of the Named Executive Officers. The amounts for fiscal 2001 are as follows: (i) 401(k) retirement savings plan: H. Bresky $5,100, S. Bresky $4,714, R. Steer
   $4,775, J. Lynch $5,100 and R. Brenneman $5,100; and (ii) Investment Option Plan: H. Bresky $9,848, S. Bresky $11,082 and
   R.  Steer  $11,742.   Excludes perquisites and  other  benefits,
   unless the aggregate amount of such compensation exceeds the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer.
(5)Mr.  Brenneman was promoted to President of Seaboard Farms,
   Inc. in June, 2001.


                        RETIREMENT PLANS

Executive Retirement Plan. The Seaboard Corporation Executive Retirement Plan (the "Executive Retirement Plan") provides retirement benefits for a select group of officers and managers including the Named Executive Officers. Effective January 1, 1997, the Executive Retirement Plan provides that participants will accrue a benefit in an amount equal to 2.5% of the final average remuneration (salary plus bonus) of the participant multiplied by the years of service from January 1, 1997, reduced by the amount such participant has accrued under the Seaboard Corporation Pension Plan (described below) available to all full time employees of the Company, which benefit is payable beginning at normal retirement. Benefits under the plan are unfunded. As of December 31, 2001, all of the Named Executive Officers are fully vested and have five years of service as defined in the Executive Retirement Plan. Under this Plan, the automatic form of benefit payment, for a married participant, is pursuant to a "50% Joint and Survivor Annuity." This means the participant will receive a monthly annuity benefit for his/her lifetime and an eligible surviving spouse shall receive a lifetime annuity equal to 50% of the participant's benefit. The automatic form of benefit payment for an unmarried participant is pursuant to a "Single Life Annuity." The Plan allows for optional forms of payment under certain circumstances. The table below shows annual benefits by remuneration and years of service beginning with fiscal 1997.

                 EXECUTIVE RETIREMENT PLAN TABLE
              YEARS OF SERVICE FROM JANUARY 1, 1997

     REMUNERATION  15        20       25       30        35
     $ 125,000  28,100   37,500    46,800   56,300    65,600
     $ 150,000  33,200   44,200    55,300   66,300    77,400
     $ 175,000  39,100   52,100    65,200   78,200    91,200
     $ 200,000  48,500   64,600    80,800   96,900   113,100
     $ 225,000  57,900   77,100    96,400  115,700   135,000
     $ 250,000  67,300   89,600   112,100  134,400   156,900
     $ 300,000  86,000  114,600   143,300  171,900   200,600
     $ 400,000 123,500  164,600   205,800  246,900   288,100
     $ 450,000 142,300  189,600   237,100  284,400   331,900
     $ 500,000 161,000  214,600   268,300  321,900   375,600


Frozen Executive Retirement Plan Benefit. Mr. H. Bresky is 100% vested in an Executive Retirement Plan frozen effective December 31, 1996 in which he has accrued an annual benefit of $22,500 upon his retirement. Under this Plan, the automatic form of benefit payment is pursuant to a "Ten-year Certain and Continuous Annuity." This means Mr. Bresky will receive a monthly annuity benefit for his lifetime and should Mr. Bresky die while in the ten-year certain period, the balance of the ten-year benefit will be paid to his designated beneficiary. If Mr. Bresky dies while employed by the Company or after retirement, but before the commencement of benefits, monthly payments shall be made to Mr. Bresky's beneficiary in the form of a 100% joint and survivor benefit. The Plan allows for optional forms of payment under certain circumstances.


Seaboard Corporation Pension Plan. The Seaboard Corporation Pension Plan (the "Plan") provides defined benefits for its domestic salaried and clerical employees. Beginning in fiscal 1997, each of the individuals named in the Summary Compensation Table participates in the Plan. Benefits under the Plan are generally based upon the number of years of service and a percentage of final average remuneration (salary plus bonus) but are limited by federal law. As of December 31, 2001, all of the Named Executive Officers are fully vested and have five years of service as defined in the Plan. Under the Plan, the automatic form of benefit payment, for a married participant, is pursuant to a "50% Joint and Survivor Annuity." This means the participant will receive a monthly annuity benefit for his/her lifetime and an eligible surviving spouse shall receive a lifetime annuity equal to 50% of the participant's benefit. The automatic form of benefit payment for an unmarried participant is pursuant to a "Single Life Annuity." The Plan allows for optional forms of payment under certain circumstances. The table below shows benefits by remuneration and years of service.

                       PENSION PLAN TABLE
              YEARS OF SERVICE FROM JANUARY 1, 1997

REMUNERATION       15        20       25       30        35
$ 125,000       18,800   25,000    31,300   37,500    43,800
$ 150,000       23,100   30,800    38,500   46,200    53,900
$ 175,000       26,500   35,400    44,200   53,100    61,900
$ 200,000       26,500   35,400    44,200   53,100    61,900
$ 225,000       26,500   35,400    44,200   53,100    61,900
$ 250,000       26,500   35,400    44,200   53,100    61,900
$ 300,000       26,500   35,400    44,200   53,100    61,900
$ 400,000       26,500   35,400    44,200   53,100    61,900
$ 450,000       26,500   35,400    44,200   53,100    61,900
$ 500,000       26,500   35,400    44,200   53,100    61,900

Frozen Retirement Plan. Each of the Named Executive Officers in the Summary Compensation Table is 100% vested under a certain
defined  benefit plan which was frozen at December 31,  1993.   A
definitive actuarial determination of the benefit amounts was made in 1995. The annual amounts payable upon retirement after attaining age 62 under this predecessor defined benefit plan are
as  follows:   H.  Bresky $120,108, S. Bresky $32,796,  R.  Steer
$15,490, J. Lynch $25,872, and R. Brenneman $6,540. Under this Plan, the automatic form of benefit payment, for a married participant,  is pursuant to a "Ten-year Certain  and  Continuous
Annuity."   This  means the participant will  receive  a  monthly
annuity benefit for his/her lifetime and should the participant die while in the ten- year certain period, the balance of the ten-
year benefit will be paid to his/her designated beneficiary.   If
the participant dies while employed by the Company or after retirement, but before the commencement of benefits, monthly payments shall be made to the participant's beneficiary for a period of ten years. The Plan allows for optional forms of payment under certain circumstances.


Supplemental   Retirement  Plans.   The  Supplemental   Executive
Benefit Plan provides for discretionary investment options under the Investment Option Plan, described below, for 2001 and 2000 and cash compensation for 1999 for H. Bresky, S. Bresky and R. Steer and cash compensation for 2001, 2000 and 1999 for J. Lynch and R. Brenneman, in an amount equal to 3% of a participant's annual compensation in excess of $170,000 for 2001 and 2000 and $160,000 for 1999. Additionally, the cash compensation amounts paid pursuant to this plan are grossed up to cover 100% of a participant's estimated income tax liability on the benefit. The amounts of benefits payable, including the gross up for taxes, under the Supplemental Executive Benefit Plan is reported in the Summary Compensation Table herein.
   In addition to the Supplemental Executive Benefit Plan, the Company has agreed to provide a supplementary pension benefit to
Mr.  H.  Bresky.    Mr. H. Bresky is entitled to a  supplementary
annual  pension in the amount of $410,088 per year.   Under  this
Plan, the automatic form of benefit payment is pursuant to a "Ten-year Certain and Continuous Annuity." This means Mr. Bresky will receive a monthly annuity benefit for his lifetime and should Mr. Bresky die while in the ten-year certain period, the balance of the ten-year benefit will be paid to his designated beneficiary. If Mr. Bresky dies while employed by the Company or after retirement, but before the commencement of benefits, monthly payments shall be made to Mr. Bresky's beneficiary for a period of ten years. Under these plans, payment of benefits commences with the executive's retirement from the Company.

Investment Option Plan. The Investment Option Plan allows executives to reduce their compensation in exchange for options to buy shares of certain mutual funds. In addition, the Company may grant discretionary investment options under the Investment Option Plan, which do not require a reduction to executive compensation. The exercise price for each investment option is established based upon the fair market value of the underlying investment at the date of grant.

Executive Deferred Compensation Plan. The Executive Deferred Compensation Plan requires the deferral of salary and bonus on a pre-tax basis for executives whose compensation exceeds the maximum allowable deductible amount under Section 162(m) of the Code ($1 million).

  None of the benefits payable under the aforementioned plans contain an offset for social security benefits.


   REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The following information is to provide shareholders and other interested parties with a clear understanding of the Company's philosophy regarding executive compensation and to provide insight behind fundamental compensation decisions.
  The Company maintains the philosophy that determination of compensation for its executive officers by the Board of Directors is primarily based upon a recognition that these officers are responsible for implementing the Company's long-term strategic objectives. The Company's goals with respect to its executive compensation policies described below are to attract and retain top executive employees.
  Base compensation, increases thereto and bonus compensation for executive officers as presented in the Summary Compensation Table herein are determined by the following factors:

     Competitive compensation ranges at or above the average of a select group of comparable firms. As most of the peer group companies offer their executives long-term stock incentives, in addition to base and bonus compensation, and Seaboard does not, the Board also considers this factor in its compensation decisions. This group is comprised of comparable sized firms in the food processing and grain industries. While this group contains some of the same firms listed in the peer group index in the total return graphs herein, it is not identical.

     The diversity and complexity of the Company's businesses.

     Compensation decisions for the Chief Executive Officer and other executive officers are not principally based on Company performance.

 As Chief Executive Officer, Mr. H. Harry Bresky's base compensation and bonus are also determined based on a survey of the select group of firms referenced above. An analysis of the data presented in this survey shows that the typical base compensation for Chief Executive Officers of these entities is comparable to the base compensation and bonus paid to Mr. H. Harry Bresky.
  Discretionary bonuses for executive officers, including the Chief Executive Officer, may not exceed 100% of each executive's base compensation.
  Pursuant to Section 162(m) of the Internal Revenue Code, compensation in excess of $1 million paid to Mr. Bresky is not deductible by the Company. The Board of Directors has considered the effect of Section 162(m) of the Code on the Corporation's executive compensation. As such, to assure that the Corporation does not lose deductions for compensation paid, the Board of Directors has adopted the Executive Deferred Compensation Plan described above, requiring the executive to defer receipt of any compensation in excess of $1 million that is not deductible. In 2001 and 2000, no deferral was required as Mr. Bresky elected under the Investment Option Plan to reduce his compensation below $1 million.

  The  foregoing  report  has  been furnished  by  the  Board  of
Directors:

                          H. Harry Bresky
                          Joe E. Rodrigues
                          Thomas J. Shields
                          David A. Adamsen
                          Douglas W. Baena


COMPANY PERFORMANCE

  The Securities and Exchange Commission requires a five-year comparison of stock performance for the Company with that of an appropriate broad equity market index and similar industry index. The Company's Common Stock is traded on the American Stock Exchange, and one appropriate comparison is with the American Stock Exchange Market Value Index performance. Because there is no single industry index to compare stock performance, the companies comprising the Dow Jones Food and Marine Transportation Industry indices were chosen as the second comparison.
  The following graph shows a five-year comparison of cumulative total return for the Company, the American Stock Exchange Market Value Index and the companies comprising the Dow Jones Food and Marine Transportation Industry indices weighted by market capitalization for the five fiscal years commencing December 31, 1996, and ending December 31, 2001.


        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
  SEABOARD CORPORATION, AMERICAN STOCK EXCHANGE MARKET VALUE INDEX,
   AND DOW JONES FOOD AND MARINE TRANSPORTATION INDUSTRY INDICES

            Seaboard             Industry            American Stock Exchange
            Corporation          Index*              Market Value Index

  12/31/01      117                 128                    168
  12/31/00       60                 122                    176
  12/31/99       74                 109                    171
  12/31/98      160                 134                    134
  12/31/97      166                 139                    125
  12/31/96      100                 100                    100

  * Industry Index: a weighted average by market capitalization of the companies comprising the Dow
  Jones Food and Marine Transportation Industry indices.

  The  total  cumulative return assumes that  the  value  of  the investment in the Company's Common Stock and each index was  $100 on December 31, 1996, and that all dividends were reinvested.


   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Board of Directors has no compensation committee. Mr. H. Bresky is a member of the Board of Directors of the Company and participates in decisions by the Board regarding executive compensation.
  On February 2, 2000, the Company loaned Mr. Lynch $400,000 to purchase his primary residence. The promissory note is payable on demand, bears no interest and is secured by a mortgage on the home. In accordance with Internal Revenue Service regulations, Mr. Lynch's annual compensation includes an amount for imputed interest as reported in the Summary Compensation Table herein.
  Upon Mr. J. Rodrigues retirement as Executive Vice President and Treasurer in February 2001, the Company entered into a consulting agreement with Mr. J. Rodrigues for various services related to certain of the Company's foreign investments. During 2001, the Company paid Mr. Rodrigues $82,000 for consulting fees and reimbursed him $35,479 for out-of-pocket expenses. Also, during 2001, the Company paid Mr. Rodrigues $365,532 under various retirement plans.
  During the Company's fiscal year ended December 31, 2001 and thereafter, Seaboard Flour Corporation was indebted to the Company in varying amounts. The largest balance outstanding from Seaboard Flour Corporation to the Company during the year was $9,821,723 at June 13, 2001. The amount outstanding at February 28, 2002 was $10,128,518. On January 25, 2002 and February 13,
2002, the Company formalized the amounts owing by Seaboard Flour Corporation to the Company by Seaboard Flour Corporation issuing Promissory Notes (the "Seaboard Flour Notes") payable to the Company in the aggregate face amount of $10,653,518. The Seaboard Flour Notes are payable upon demand and are secured by pledge of 100,000 shares of Company stock owned by Seaboard Flour Corporation. Under the Seaboard Flour Notes, interest accrues at the greater of the prime lending rate or 7.88%, compounded quarterly if interest is not paid. Currently, interest is being accrued and not paid. Prior to January 25, 2002, interest accrued at the prime lending rate.
  In addition to the Seaboard Flour Notes, varying amounts were due from Seaboard Flour Corporation for reimbursement of miscellaneous operating expenses. As of December 31, 2001, Seaboard Corporation was owed $29,608. During the year 2001, the largest amount of reimbursements due from Seaboard Flour Corporation was $30,898 as of January 27, 2001.


           ITEM 2:  SELECTION OF INDEPENDENT AUDITORS

  The persons named in the accompanying proxy intend, unless otherwise instructed, to vote the proxies to ratify the selection of KPMG LLP, certified public accountants, as independent auditors of the Company for the next fiscal year. The selection of this firm has been recommended by the Audit Committee of the Board of Directors of the Company. The Company has been advised by such firm that neither it nor any member or associate has any relationship with the Company or with any of its affiliates other than as independent accountants and auditors. Submission to the stockholders of the selection of auditors is not required by the By-Laws.
  Representatives of KPMG LLP will be present at the Annual Meeting with the opportunity to make any statement desired and will be available to answer questions from stockholders.


                          OTHER MATTERS

  The notice of meeting provides for the election of Directors, the selection of independent auditors and for the transaction of such other business as may properly come before the meeting. As of the date of this Proxy Statement, the Board of Directors does not intend to present to the meeting any other business, and it has not been informed of any business intended to be presented by others. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will take action and vote proxies, in accordance with their judgment of such matters.
  Action may be taken on the business to be transacted at the meeting on the date specified in the notice of meeting or on any date or dates to which such meeting may be adjourned.


     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal 2001 all reports of ownership required under Section 16(a) of the Securities Exchange Act of 1934 for Directors and executive officers of the Company and beneficial owners of more than 10% of the Company's Common Stock have been timely filed.


                      STOCKHOLDER PROPOSALS

  Any stockholder proposals for consideration at next year's annual meeting of stockholders must be received by the Company at its executive offices, 9000 West 67th Street, Shawnee Mission, Kansas 66202, no later than November 8, 2002, except that if the next year's annual meeting date is changed by more than 30 calendar days from the regularly scheduled date, the Company must receive such a proposal within a reasonable time before the Board of Directors makes its proxy solicitation.


                     ADDITIONAL INFORMATION

  Any stockholder desiring additional information about the Company and its operations may, upon written request, obtain a copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K without charge. Requests should be directed to Shareholder Relations, Seaboard Corporation, 9000 West 67th Street, Shawnee Mission, Kansas 66202. The Company's Annual Report to the Securities and Exchange Commission on Form 10-K is also available on the Company's Internet website at www.seaboardcorp.com.